UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 18, 2014
(Date of earliest event reported)

PUISSANT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	333-17422	27-0543309
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 Whitley Street, London, Kentucky	40743
(Address of principal executive offices)	(Zip Code)

(606) 864-3161
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 8 - Other Events

Item 8.01 Other Event

On August 18, 2014, our Board of Directors approved Articles of Amendment to our Articles of Incorporation, which will affect a two (2) shares for every ten (10) Shares Dividend of our issued and outstanding common stock (the “Share Dividend”). The record date is September 4, 2014 and the ex-dividend date is September 2, 2014. Also, on August 18, 2014, the following affiliate shareholders who are the Consenting Shareholders consented to this action and voted to approve the action with 75.76% of our outstanding shares: (a) Mark Holbrook; (b) Cora Holbrook; (c) Marshall Holbrook; (d) McCrome International, Inc.; (e) Logos Resources, Inc.; (f) Sovereign One, Inc.; (g) Adid Corporation; and (h) Carbon River, Inc.

The Share Dividend is subject to the following:

a)	SEC Regulatory Review of a Preliminary Information Statement;
b)	Filing a Definitive Information Statement with the SEC that we will mail to all non-consenting shareholders of record;
c)	Filing Articles of Amendment with the State of Florida Corporation’s Department;
d)	Our filing of an Issuer Form with FINRA;
e)	Our transfer agent filing a transfer agent form with FINRA; and
f)	FINRA regulatory approval of the Share Dividend.

On August 18, 2014, we issued a press release regarding the Share Dividend.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release announcing the Share Dividend.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUISSANT INDUSTRIES, INC.

Date: August 18, 2014	By:	/s/ Mark Holbrook
Mark Holbrook

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